                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      TriNet Corporate Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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


                                                                            LOGO


April 5, 1999

Dear Fellow Stockholder:


     On behalf of your Board of Directors, we cordially invite you to attend the Annual Meeting of Stockholders of TriNet Corporate Realty Trust, Inc., scheduled to be held on Wednesday, May 26, 1999 at 9:00 a.m., at the Company's headquarters, One Embarcadero Center, 33rd Floor, San Francisco, California. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.


     At the meeting, stockholders will be asked to: elect three Directors; approve a proposal to amend the Company's Articles of Incorporation to increase the authorized preferred stock of the Company; and ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. Information regarding these matters is set forth in the accompanying Notice and Proxy Statement to which you are urged to give your prompt attention. The Board of Directors unanimously recommends a vote for all of the proposals.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

     On behalf of your Board of Directors, thank you for your continued support.


                                          Sincerely,
                                    LOGO



                                          Robert W. Holman, Jr.
                                          Chairman and
                                          Chief Executive Officer


                                    /s/ A. WILLIAM STEIN
                                          A. William Stein
                                          President and
                                          Chief Operating Officer

                      TRINET CORPORATE REALTY TRUST, INC.

 ONE EMBARCADERO CENTER - 33RD FLOOR - SAN FRANCISCO - CALIFORNIA 94111-3722 -
            TEL: 415.391.4300 - FAX: 415.391.6259 - WWW.TRICORP.COM

                      TRINET CORPORATE REALTY TRUST, INC.
                       ONE EMBARCADERO CENTER, 33RD FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of TriNet Corporate Realty Trust, Inc. (the "Company") will be held on Wednesday, May 26, 1999 at 9:00 a.m. at the Company's headquarters, One Embarcadero Center, 33rd Floor, San Francisco, California, for the following purposes:

          1. To elect a total of three Directors, two Class III Directors to serve until the 2002 Annual Meeting of Stockholders and one Class I Director to serve until the 2000 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified;

          2. To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the authorized preferred stock of the Company;

          3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year; and

          4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.


     The Board of Directors has fixed the close of business on March 15, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.


     You are requested to sign, date and promptly mail the enclosed Proxy Card, which is being solicited by the Board of Directors, in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Geoffrey M. Dugan
                                          Secretary
San Francisco, California
April 5, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                      TRINET CORPORATE REALTY TRUST, INC.
                       ONE EMBARCADERO CENTER, 33RD FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 26, 1999

                                                                   April 5, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TriNet Corporate Realty Trust, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on Wednesday, May 26, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of two Class III Directors and one Class I Director of the Company, to approve an amendment to the Company's Articles of Incorporation to increase the authorized number of preferred shares, to ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year, and to act on any other matters properly brought before them.


     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 5, 1999. The Board of Directors has fixed the close of business on March 15, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 24,872,429 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.


     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of two-thirds of all outstanding shares of Common Stock is required for the approval of the proposed amendment to the Articles of Incorporation of the Company. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Directors, the ratification of the selection of the Company's auditors and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" for purposes of electing Directors and ratifying the selection of the Company's auditors. For purposes of the vote on the amendment of the Company's Articles of Incorporation, abstentions will have the same effect as votes against the proposal. Broker "non-votes," or proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions. Both abstentions and broker non-votes will be counted in determining the presence of a quorum at the Annual Meeting.


     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF TWO NOMINEES FOR CLASS III DIRECTORS AND ONE NOMINEE FOR CLASS I DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.


     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being mailed to stockholders concurrently with this Proxy Statement. The 1998 Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report to the Securities and Exchange Commission ("SEC") on Form 10-K may be obtained by writing to the Secretary.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS


     The Board of Directors of the Company consists of seven members and is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders. There are currently two vacancies on the Board of Directors as a result of the resignation of Mr. Mark S. Whiting on September 3, 1998 and the resignation of Mr. Robert S. Morris on March 31, 1999 as Class I Directors.


     At the Annual Meeting, stockholders are being asked to vote on the election of two Class III Directors to serve until the 2002 Annual Meeting and one Class I Director to serve until the 2000 Annual Meeting, and until their successors are duly elected and qualified. The Board of Directors has nominated Willis Andersen, Jr. and Stephen B. Oresman to serve as Class III Directors and George
R. Puskar to serve as a Class I Director (the "Nominees").


     Each of the Nominees is currently serving as a Director of the Company. Mr. Andersen, Mr. Oresman and Mr. Puskar currently serve as Class III Directors and their regular terms expire at the Annual Meeting. Mr. Puskar is being reclassified as a Class I Director in order to make each class consist of approximately one-third of the Directors. The three classes of Directors currently have an uneven number of members. By reclassifying Mr. Puskar as a Class I Director, Class I will consist of one Director and each other class will consist of two Directors, in accordance with the Company's Articles of Incorporation.


     The Board of Directors anticipates that each of the Nominees will serve, if elected, as a Director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth certain information with respect to the three Nominees for election as Directors at the Annual Meeting, the continuing Directors whose terms expire at the annual meetings of stockholders in 2000 and 2001, and the executive officers who are not Directors, based on information furnished to the Company by each Director and executive officer. The following information is as of March 31, 1999, unless otherwise specified.*



                                                             AMOUNT AND NATURE OF
                                                 DIRECTOR    BENEFICIAL OWNERSHIP    PERCENT
                  NAME                    AGE     SINCE        OF COMMON STOCK       OF CLASS
                  ----                    ---    --------    --------------------    --------
CLASS I NOMINEE FOR ELECTION AT 1999
ANNUAL MEETING (TERM TO EXPIRE IN 2000)
George R. Puskar........................  55       1998             12,000(1)         **
CLASS III NOMINEES FOR ELECTION AT 1999
ANNUAL MEETING (TERM TO EXPIRE IN 2002)
Willis Andersen, Jr.....................  67       1993             34,432(2)         **
Stephen B. Oresman......................  66       1993             29,300(3)         **
CLASS II CONTINUING DIRECTORS
(TERM TO EXPIRE IN 2001)
Robert W. Holman, Jr. ..................  55       1993            422,223(4)          1.7%
John G. McDonald........................  61       1993             36,000(3)         **



---------------
 * Robert S. Morris resigned from the Board of Directors effective as of March 31, 1999 for personal reasons. See the Company's Current Report on Form 8-K dated March 31, 1999 for further information.



**  Less than one percent.


(1) Includes 1,000 shares held by Marleen Puskar, Mr. Puskar's wife, and options to purchase up to 4,000 shares of Common Stock which are currently exercisable.

(2) Includes 500 shares held by the Madeleine M. Andersen Trust, of which Mr. Andersen is a trustee, and options to purchase up to 22,000 shares of Common Stock which are currently exercisable.

(3) Includes options to purchase up to 28,000 shares of Common Stock which are currently exercisable.


(4) Includes 217,723 shares beneficially owned by Mr. Holman which are held by Abacus LP, an Oregon limited partnership owned by Mr. Holman and Molly Holman, his wife, 7,000 shares owned by Mrs. Holman, and options to purchase up to 197,500 shares of Common Stock which are currently exercisable.


CLASS I NOMINEE FOR ELECTION AT 1999 ANNUAL MEETING -- TERM TO EXPIRE IN 2000


     GEORGE R. PUSKAR. Mr. Puskar became a Director of the Company on January 1, 1998, when he was elected by the Board of Directors to fill a vacancy on the Board. Mr. Puskar was re-elected at the 1998 Annual Meeting. Since June 1997, Mr. Puskar has served as Chairman of the Board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar is a member of the Counselors of Real Estate ("CRE"). Mr. Puskar has served as a member of the Board of Directors of Carr Real Estate Investment Trust, a New York Stock Exchange ("NYSE") listed real estate investment trust ("REIT"), from 1993 to 1997, and currently serves on an advisory board at Georgia State University. Mr. Puskar has also served on the Boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/ Morehouse College.

CLASS III NOMINEES FOR ELECTION AT 1999 ANNUAL MEETING -- TERM TO EXPIRE IN 2002

     WILLIS ANDERSEN, JR., CRE. Mr. Andersen became a Director of the Company on June 7, 1993. He is a real estate and REIT industry consultant with over 35 years of experience as an advisor, financial consultant and principal in the real estate industry. Mr. Andersen currently specializes in advisory work for publicly traded real estate companies, focusing specifically on REITs. Mr. Andersen's real estate career has involved work with Allied Properties Inc. of San Francisco; Bankoh Advisory Corp. of Honolulu; RAMPAC and ICM Property Investors, Inc., which formerly were NYSE-listed REITs; and Bedford Properties, Inc., a commercial property investment and development firm. He is an active member of the American Society of Real Estate Counselors and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), and is a former Governor and past President (1980-81) of NAREIT.

     STEPHEN B. ORESMAN. Mr. Oresman became a Director of the Company on June 7, 1993. He has been the owner and President of Saltash, Ltd., a management consulting firm, since 1991. He was a partner and Vice President of The Canaan Group consulting firm from 1988 to 1991. Mr. Oresman's early career included ten years in the manufacturing sector, first with Bausch & Lomb, Inc. in Rochester, New York, and later with Interlake Steel Corp. in Chicago. Subsequently, Mr. Oresman joined Booz Allen & Hamilton Inc., where he spent 19 years, including 10 years as managing officer of the firm's Eastern Region and five years as Chairman of Booz Allen & Hamilton International, guiding the firm's activities outside of the U.S. Mr. Oresman later joined the advertising agency BBDO International, as President of the firm's independent marketing companies. Mr. Oresman is a member of the Boards of Directors of Cleveland Cliffs, Inc., Angram, Inc. and Technology Solutions Company. Mr. Oresman is a graduate and Trustee Emeritus of Amherst College and a graduate of the Harvard Business School.


CLASS II CONTINUING DIRECTORS-- TERM TO EXPIRE IN 2001



     ROBERT W. HOLMAN, JR. Mr. Holman is the co-founder of the Company. He served as Chief Executive Officer and Co-Chairman of the Board of Directors from its formation until May 22, 1996, when he became Chairman of the Board. Mr. Holman was reappointed Chief Executive Officer of the Company on September 3, 1998. He is the co-founder of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc. and for ten years was its Chief Executive Officer and Chairman. Additionally, Mr. Holman has served as a Director or board advisor for companies in the United States, Great Britain and Mexico in the finance, construction, building materials, real estate, internet commerce, golf, printing, and travel industries. An Economics graduate of the University of California at Berkeley, Mr. Holman received his M.A. degree with honors in Economics and Planning from Lancaster University in England and was a Loeb Fellow at Harvard University.



     JOHN G. MCDONALD. Professor McDonald became a Director of the Company on June 7, 1993. He is a Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught MBA courses and executive programs in two broad subject areas, investment management and corporate financial management, both with a global perspective. He currently serves on the Board of Directors of Scholastic Corporation, Varian, Inc., Golden State Vintners, Inc. and eight investment companies managed by Capital Research & Management Company and affiliates.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     A. WILLIAM STEIN. Mr. Stein, 45, was named President and Chief Operating Officer of the Company effective December 1, 1998. He previously served as Executive Vice President and Chief Financial Officer and Secretary of the Company since April 1996, in which capacity he was responsible for the Company's financial management and policies, corporate development, compliance, credit policy, the general counsel function, human resources, information systems and general administration. Between October 1995 and April 1996, Mr. Stein was Senior Vice President, Capital Markets of the Company. Prior to joining the Company, Mr. Stein held a number of positions with Westinghouse Electric Corporation in Pittsburgh, Pennsylvania, including Assistant Treasurer and Director -- Banking. In addition, Mr. Stein was a Vice President at Westinghouse Financial Services, with responsibilities for structured finance, capital markets and real estate sale/leaseback investments. Previously, he was Treasurer of Duquesne Light Company in Pittsburgh and practiced law both as a securities and finance lawyer and as a trial lawyer. Mr. Stein holds a Bachelor of Arts degree in Classics from Princeton University, a J.D. from the University of Pittsburgh and an M.S. in Industrial Administration from Carnegie Mellon University. Mr. Stein is a member of the Pennsylvania Bar and the Florida Bar.

     JO ANN CHITTY. Ms. Chitty, 37, has been Senior Vice President, Asset Management of the Company since its formation. She is responsible for asset management functions, including property dispositions, lease compliance and acquisition underwriting. Ms. Chitty also serves as President of TriNet Property Management, Inc., a wholly-owned subsidiary of the Company formed in May 1997. Prior to her employment with the Company, Ms. Chitty was the Vice President, Asset Management for HSCC. Ms. Chitty holds an M.B.A. from Jacksonville University.

     ELISA F. DITOMMASO. Ms. DiTommaso, 36, was named Senior Vice President, Finance and Chief Financial Officer effective December 1, 1998. Prior to this appointment, Ms. DiTommaso had been TriNet's Senior Vice President, Capital Markets since June 1998, Treasurer since February 1997, and Vice President, Capital Markets since June 1996. She is responsible for financial management and policies, corporate development, compliance, credit policy, investor relations, and information systems. Prior to joining TriNet, Ms. DiTommaso was responsible for certain capital markets activities for Westinghouse Electric Corporation and held several positions with Westinghouse Financial Services in real estate, capital markets, and structured finance. Ms. DiTommaso also has five years experience with the accounting firm of Price Waterhouse and is a C.P.A. She received her Bachelor of Science degree from The Pennsylvania State University.

     JAMES H. IDA. Mr. Ida, 53, has served as Senior Vice President, Acquisitions of the Company since April 1996. He was named the Company's Chief Acquisitions Officer in September 1998. He oversees the evaluation, structuring and closing of the Company's acquisitions nationwide and has direct responsibility for the Western United States. Prior to joining TriNet, Mr. Ida was a director in GE Capital Investment Advisors' investment group and was responsible for originating, negotiating and underwriting real estate equity and debt investments on behalf of pension fund clients throughout the United States. Mr. Ida also served with the three predecessor companies of GE Capital:
MacFarlane Partners, Mellon/McMahan Real Estate Advisors and McMahan Real Estate Advisors. Before that, Mr. Ida was Senior Vice President for Krupp Realty and Development, Senior Vice President of Acquisitions for Essex Property Corporation and Managing Director and Director of Acquisitions for Landsing Property Corporation. Mr. Ida holds a Bachelor of Science degree in economics and an M.B.A., with an emphasis in finance and real estate, both from the University of California at Berkeley.


THE BOARD OF DIRECTORS AND ITS COMMITTEES


  Board of Directors


     The Company is managed by a five member Board of Directors, a majority of whom are independent of the Company's management. There are currently two vacancies on the Board. Pursuant to the terms of the Company's Articles of Incorporation, the Directors are divided into three classes. Presently, there are no Class I Directors, two (2) Class II Directors and three (3) Class III Directors. As noted above, Mr. George Puskar, a Class III Director, is being nominated for election as a Class I Director in order to make the number of Directors in each class approximately equal. By reclassifying Mr. Puskar as a Class I Director, Class I will consist of one Director and each other class will consist of two Directors, in accordance with the Company's Articles of Incorporation. Each Director holds office for the term to which he is elected and until his successor is duly elected and qualified. The Class III Directors currently hold office for terms expiring at the Annual Meeting. Class I Directors currently hold office for terms expiring at the annual meeting of stockholders to be held in 2000. Class II Directors currently hold office for terms expiring at the annual meeting of stockholders to be held in 2001.


     At each annual meeting of the stockholders of the Company, the successors to the class of Directors whose terms expire at that meeting are elected to hold office for terms continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

     The Board of Directors held 17 meetings during fiscal year 1998. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of which he was a member.

     In order to assist it in discharging its responsibilities, the Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.


     Audit Committee. The Audit Committee, which during 1998 consisted of Messrs. Andersen, McDonald (Chairman) and Puskar (all non-employee Directors of the Company), makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three times in 1998.



     Compensation Committee. The Compensation Committee, which during 1998 consisted of Messrs. Morris and Oresman (Chairman) (both non-employee Directors of the Company), makes recommendations and approves matters, subject to ratification by the Board of Directors, relating to compensation of the Company's officers and Directors, including incentive compensation and benefit plans. The Compensation Committee administers the Company's Amended and Restated 1993 Stock Incentive Plan (the "1993 Stock Plan"), the 1995 Stock Incentive Plan (the "1995 Stock Plan") and the 1997 Stock Incentive Plan (the "1997 Stock Plan") (the 1993 Stock Plan, the 1995 Stock Plan and the 1997 Stock Plan are collectively referred to herein as the "Stock Plans"), and determines awards under the Stock Plans to participants. The Compensation Committee also administers and has authority to grant awards under the Company's 1993-1994 Performance-Based Management Incentive Plan (the "Incentive Plan"). The Compensation Committee met formally five times in 1998 and discussed compensation matters informally and at regular Board of Directors meetings.



     Investment Committee. The Investment Committee, which during 1998 consisted of Messrs. Andersen (Chairman), Holman and Puskar, considers and acts upon proposed acquisitions and dispositions of properties by the Company. The Investment Committee has authority to approve transactions valued at less than $25 million and makes recommendations to the Board of Directors with respect to transactions that are valued at $25 million or more. The Investment Committee met formally four times in 1998.



     Nominating Committee. The Nominating Committee, which during 1998 consisted of Messrs. Andersen, McDonald, Morris (Chairman) and Oresman (all non-employee Directors of the Company), is responsible for recommending to the stockholders and the Board of Directors individuals to serve as Directors and officers of the Company, when called upon to do so by the Board of Directors. The Nominating Committee did not formally meet in 1998; all the members of the Committee supported the nomination of the Nominees for election as Directors at the Annual Meeting. The Nominating Committee will consider nominees recommended by stockholders for election as Directors if such recommendations are made in accordance with the procedures described below under "OTHER MATTERS -- Stockholder Proposals."


DIRECTOR COMPENSATION

     Mr. Holman, the Company's Chairman and Chief Executive Officer, receives an annual retainer of $100,000 for his services as Chairman of the Board of Directors. Each Director of the Company who is not an employee of the Company (an "Independent Director") receives an annual fee of $20,000. Each Independent Director also receives $2,000 for each regular quarterly meeting of the Board of Directors attended, $2,000 for each special meeting of the Board attended and $1,000 for each telephonic Board meeting in which the Independent Director participates. Committee Chairmen receive $1,500 for each Committee meeting attended and other Committee members receive $750 for each Committee meeting attended. Under the 1997 Stock Plan, following each annual meeting of stockholders, each of the Company's Independent Directors is granted an option to purchase 4,000 shares of Common Stock at a price equal to the market price of the shares on the date of grant, and is also granted a dividend equivalent right ("DER") award for an equivalent number of shares. (See discussion of DER awards below under "Compensation Committee Report on Executive Compensation -- Stock Plan Awards.") All options granted to Independent Directors under the 1997 Stock Plan vest one year after the date of grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate compensation paid by the Company with respect to the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and each of the other named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                              ANNUAL COMPENSATION                  AWARDS
                                   ------------------------------------------   -------------
                                                                 OTHER ANNUAL      SHARES        ALL OTHER
                                                                 COMPENSATION    UNDERLYING     COMPENSATION
        NAME AND POSITION          YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)(2)      ($)(3)
        -----------------          ----   ---------   --------   ------------   -------------   ------------
Robert W. Holman, Jr.............  1998    207,500        -0-       56,350(4)       10,000         10,040(5)
Chairman and Chief                 1997    175,000        -0-          -0-          10,000          6,649
Executive Officer(6)               1996    175,000    100,000          -0-          36,000          5,978
A. William Stein.................  1998    230,417    300,000       30,769         160,000(7)       8,360
President and Chief                1997    195,000    380,000       26,665          30,000          6,324
Operating Officer(8)               1996    162,500    240,000          -0-          50,000          6,351
Elisa F. DiTommaso...............  1998    141,354    175,000        6,350          50,000          7,604
Senior Vice President,             1997    110,000    150,000        3,331          10,000          5,837
Chief Financial Officer            1996     42,500    100,000          -0-          12,000            432
and Treasurer(9)
Jo Ann Chitty....................  1998    140,000    160,000        7,938          25,000         56,030(10)
Senior Vice President,             1997    117,500    185,000        2,361          12,500          6,028
Asset Management                   1996    105,000     35,000          -0-          25,000          5,998
James H. Ida.....................  1998    145,000    110,000       15,770          20,000          9,158
Senior Vice President,             1997    130,000    170,000        1,706          10,000          5,254
Acquisitions                       1996     93,750    100,000          -0-             -0-            712
Mark S. Whiting..................  1998    265,193        -0-       67,638         100,000         94,618(12)
President and Chief                1997    295,000    705,000       30,713          45,000          6,322
Executive Officer                  1996    262,500    450,000          -0-          70,000          6,362
(until September 1998)(11)


---------------
 (1) Amounts include (a) with respect to 1998 and 1997 only, taxable income attributable to shares of Common Stock issued pursuant to awards granted under the Company's Management Stock Purchase Program which is a component of 1997 Stock Plan and purchased by the named officer at a discount, and
     (b) with respect to 1998 only, DER payments received by the named officer (see "Compensation Committee Report on Executive Compensation -- Stock Plan Awards").


 (2) Generally, options granted in 1998 and 1997 were paired with DER awards under the Company's 1997 Stock Plan which entitle the recipient to receive annual cash payments on vested shares equal to the dividends that would otherwise be payable if the recipient held shares of Common Stock underlying the options with which the DER awards are paired (see "Compensation Committee Report on Executive Compensation -- Stock Plan Awards"). Options granted in prior years were not paired with DER awards.

 (3) Amounts include (a) contributions made by the Company to the named executive officer's account under the Company's Savings and Retirement Plan ("401(k) Plan"), (b) additional payments to compensate for certain disability insurance premiums paid by such officer, (c) additional compensation attributable to certain life insurance premiums paid by the Company, and (d) additional compensation attributable to certain parking expense reimbursements made by the Company to certain of the named executive officers.


 (4) Amount also includes retainer payments in the amount of $50,000 made to Mr. Holman in his capacity as Chairman of the Board of Directors.


 (5) Amount also includes, for Mr. Holman, income attributable to Mr. Holman's use during 1998 of a studio apartment maintained by the Company in San Francisco.


 (6) Mr. Holman, who served as Chairman throughout 1998, was named Chief Executive Officer of the Company in September 1998.


 (7) Mr. Stein and Ms. DiTommaso were granted options upon their promotions to their current positions in December 1998 in the amounts of 100,000 shares and 30,000 shares, respectively.

 (8) Mr. Stein was named President and Chief Operating Officer of the Company effective December 1, 1998. He previously served as Executive Vice President, Chief Financial Officer and Secretary of the Company.

 (9) Ms. DiTommaso was named Chief Financial Officer of the Company effective December 1, 1998. She previously served as Senior Vice President, Capital Markets and Treasurer of the Company.


(10) Amount includes income attributable to Ms. Chitty in connection the Company's reimbursement of certain expenses incurred in her relocation from Jacksonville, Florida, to Alpharetta, Georgia.


(11) Mr. Whiting served as President and Chief Executive Officer of the Company until his resignation in September 1998.


(12) Amount includes payments in the amount of $87,500 to Mr. Whiting following his resignation from the Company pursuant to an arrangement that terminates no later than September 30, 1999.



     Option Grants in Fiscal Year 1998. The following table sets forth the options granted with respect to the fiscal year ended December 31, 1998, to the Company's Chief Executive Officer and each of the other named executive officers.


                       OPTION GRANTS IN FISCAL YEAR 1998


                                                 INDIVIDUAL GRANTS
                              --------------------------------------------------------
                              NUMBER OF      PERCENT OF
                                SHARES      TOTAL OPTIONS
                              UNDERLYING     GRANTED TO
                               OPTIONS        EMPLOYEES      EXERCISE OR
                              GRANTED(1)      IN FISCAL      BASE PRICE     EXPIRATION        GRANT DATE
            NAME                 (#)            YEAR           ($/SH)          DATE       PRESENT VALUE $(2)
            ----              ----------    -------------    -----------    ----------    ------------------
Robert W. Holman, Jr. ......    10,000           1.7%        34.875          5/27/03            32,912
A. William Stein............    60,000                       34.875          5/27/03           197,472
                               100,000(3)       27.0%         25.8125        12/1/08           216,760(4)
Elisa F. DiTommaso..........    20,000                       34.875          5/27/03            65,824
                                30,000(3)        8.4%         25.8125        12/1/08            65,028(4)
Jo Ann Chitty...............    25,000           4.2%        34.875          5/27/03            82,280
James H. Ida................    20,000           3.4%        34.875          5/27/03            65,824
Mark S. Whiting(5)..........   100,000          16.9%        34.875          5/27/03           237,951



---------------
(1) These options will vest in four equal installments on May 27, 1999, May 27, 2000, May 27, 2001, and May 27, 2002. Except as noted in Note (3) below, these options have five-year terms and are paired with DER awards which entitle the recipient to receive annual cash payments on vested shares equal to the dividends that would otherwise be payable if the recipient held shares of Common Stock underlying the options with which the DER awards are paired (see "Report of the Compensation Committee -- Stock Plan Awards"). Options which are not paired with DER awards have 10-year terms.



(2) Except as noted in Note (4) below, option grant date valuations were calculated as of May 27, 1998, using the Black-Scholes pricing model with the following assumptions: a dividend yield of 7.50%, volatility of 20%, a risk-free interest rate of 5.50% and an expected life of five years.

(3) Mr. Stein and Ms. DiTommaso were granted options upon their promotions to their current positions in December 1998 in the amounts of 100,000 shares and 30,000 shares, respectively. These options will vest in four equal installments on December 1, 2000, December 1, 2001, December 1, 2002, and December 1, 2003. These options have 10-year terms and are not paired with DER awards.



(4) Option grant date valuations were calculated as of December 1, 1998, using the Black-Scholes pricing model with the following assumptions: a dividend yield of 7.50%, volatility of 20%, a risk-free interest rate of 4.59% and an expected life of five years.



(5) Upon Mr. Whiting's resignation in September 1998, 8,333 of options granted in 1998 became vested and the balance expired. The vested portion of such options (as well as all other vested options held by Mr. Whiting) will expire June 30, 1999, unless exercised prior to that date.



     Option Exercises and Year-End Holdings. The following table sets forth stock options exercised during fiscal year 1998 and the value of options held on December 31, 1998, by the Company's Chief Executive Officer and each of the other named executive officers.


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                     AND FISCAL YEAR-END 1998 OPTION VALUES


                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                             SHARES                             YEAR-END(#)              FISCAL YEAR-END($)
          NAME            EXERCISED(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----            ------------    -----------    -------------------------    -------------------------
Robert W. Holman,
  Jr. ..................       0               0              197,500/ 49,500              187,500/     0
A. William Stein........       0               0               43,976/215,000                    0/93,750
Elisa F. DiTommaso......       0               0                8,500/ 63,500                    0/28,125
Jo Ann Chitty...........       0               0               43,625/ 50,875                    0/     0
James H. Ida............       0               0                2,500/ 27,500                    0/     0
Mark S. Whiting.........       0               0              261,666/      0              187,500/     0

STOCK PERFORMANCE GRAPH


     The following graph provides a comparison of the cumulative total stockholder return for the period from December 31, 1993, to December 31, 1998, (assuming reinvestment of any dividends) among the Company, the Standard & Poor's ("S&P") 500 Index and the NAREIT Total Return Equity Index (the "Index"), an industry index of 173 REITs (including the Company). The Index includes REITs with 75% or more of their gross invested book assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the Index. The historical information set forth below is not necessarily indicative of future performance.


                                                 TRINET CORPORATE REALTY                                 NAREIT ALL EQUITY REIT
                                                       TRUST, INC                    S&P 500                      INDEX
                                                 -----------------------             -------             ----------------------
'12/31/93'                                               100.00                      100.00                      100.00
'12/31/94'                                               115.06                      101.32                      103.70
'12/31/95'                                               117.08                      139.39                      119.48
'12/31/96'                                               165.20                      171.26                      164.04
'12/31/97'                                               193.54                      228.42                      198.75
'12/31/98'                                               144.89                      293.69                      165.71


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



     General. The Compensation Committee of the Board of Directors administers the Company's executive compensation program. During 1998, the Compensation Committee consisted of two outside Directors, whose names appear at the end of this report.


     Objectives of Executive Compensation. The Company's executive compensation program is designed to attract, retain and motivate key executives who will contribute to the Company's growth and profitability. The Company's compensation program combines competitive base salaries with performance-based cash bonuses and equity awards to reward its officers and employees for achieving Company and individual performance goals and to align their interests with those of the Company's stockholders.

     The Company's compensation program has three principal elements: base salary, performance incentive bonuses, and awards under the Company's Stock Plans. For compensation purposes, the Company, with the assistance of its independent compensation consultants, evaluates compensation benchmarks for senior officers relative to a peer group of selected REITs. This peer group is selected taking into consideration, among other factors, investment strategy, type of real estate owned, market capitalization and number of years in operation. This REIT peer group is reviewed annually by the Compensation Committee and has remained relatively stable over the years.

     Base Salary. The Company establishes base salary levels for its key executives relative to the mid-range of base salary levels for key executives of the selected REIT peer group. In establishing an executive's base salary, consideration is given to the executive's position and responsibility, experience, length of service with the Company, and overall performance.

     Performance Incentive Bonuses. Under the Company's Incentive Plan, the Compensation Committee makes recommendations to the Board of Directors on annual cash bonus awards to be paid to executive officers and certain other members of management based on the achievement of specific predetermined annual performance goals for the Company and more subjective determinations of individual performance. The Incentive Plan is intended to reward executives for their performance during the past fiscal year and incent their performance in future years. The Compensation Committee establishes general Company performance objectives, including quantitative measures of enhanced stockholder value, such as per share growth in Funds from Operations ("FFO") and total annual and cumulative stockholder return relative to the NAREIT Equity Index, and other performance measures relating to acquisitions, asset management, finance and overall management and strategic matters. Total officer compensation is targeted to be at approximately the 85th percentile of the selected REIT peer group if such performance objectives are met. Based on achievements relative to these Company performance objectives, the Compensation Committee recommends to the Board of Directors the establishment of a total annual bonus pool. The Company's senior management then develops individual bonus recommendations for officers and other eligible employees. Based on management's recommendations, the Compensation Committee then recommends to the Board of Directors for approval specific individual bonuses for officers and other eligible employees, which are paid out of the funds made available in the bonus pool.


     Stock Plan Awards. While a number of alternative types of stock awards are available to be granted by the Company under the Stock Plans, the Company considers stock options to be the primary equity component of its compensation program. Stock options granted under the Stock Plans are designed to provide long-term performance incentives and rewards tied to the price of the Company's Common Stock and, generally, will vest over a period of four years. Stock options are granted in accordance with the same performance criteria established for granting cash incentive bonuses under the Incentive Plan and in accordance with the expected long-term contributions of each executive. Because the value of stock options is directly tied to appreciation in the Company's stock price, the Compensation Committee views stock options as a means of aligning the interests of management and stockholders and expanding management's long-term perspective. In considering stock option awards, the Compensation Committee has established guidelines that currently limit the total number of outstanding and unexercised options granted to no more than 10% of the Company's total outstanding shares of Common Stock. While there is no intention to regularly award any specific number of options in the future, since this will be determined by individual executive and overall Company performance, the purpose of these guidelines is to establish a limit on potential stockholder dilution. On the Record Date, unexercised options to acquire 1,219,725 shares of Common Stock were outstanding (vested and unvested), which number represents 4.9% of the Company's total outstanding shares of Common Stock on such date.


     The 1997 Stock Plan authorizes the Company, among other types of awards, to grant DERs as part of its long-term incentive plans. DERs entitle the recipient to receive cash payments equal to the dividends that would otherwise have been paid on vested shares of Common Stock if the recipient owned the specified number of shares directly. DERs vest in equal annual installments over a period of four years from the date of the award and are paid annually. The Company intends, from time to time, to grant DERs in conjunction with grants of options under the Stock Plans. As in the case of all REITs, which are required to distribute most of their net income to stockholders, dividends represent a significant portion of the Company's total stockholder return, and DERs are designed to recognize this component of total stockholder return. As a form of long-term incentive compensation, stock options capture the portion of total stockholder return reflected in increased stock prices, but only provide recipients the opportunity to share in the dividend income generated by the Company's Common Stock once the option has been exercised. DERs, when awarded in tandem with stock options, provide better alignment between management incentives and total stockholder return by giving recipients the opportunity to share in the value created through dividend payments as well as stock price growth. The Company considers the value of DERs along with stock options when determining the size of option awards to be made to individuals. Since DERs increase the value of the underlying options with which they are paired, the size of option awards granted in tandem with DERs has been smaller than options which have been granted without DERs.

     Under the Management Stock Incentive Program ("MSPP"), which is a component of the 1997 Stock Plan, the Company's officers and Directors may purchase shares of the Company's Common Stock issued as awards under the 1997 Stock Plan at a price equal to 90% of the market price of the shares. This percentage discount was established, in part, based on the Company's cost of raising equity. Shares may be purchased under the MSPP at two times during the year: at the time annual performance incentive bonuses are paid (typically during the first quarter of each year), and at the time annual DER payments are made (typically during the second quarter of each year, on the anniversary date of the original DER award). An individual's purchases under the MSPP in any year cannot exceed the sum of the individual's current annualized base salary and current annual bonus, if any, received from the Company in such year, plus the total amount of DER payments received in such year.

     In 1997, the Board of Directors also established Stock Ownership Guidelines ("Guidelines") for its officers designed to encourage the acquisition and retention of significant amounts of Common Stock by management. The Guidelines are expressed as a multiple of the officer's base salary and range from five times salary for the Chief Executive Officer to one times salary for Vice Presidents. Under the Guidelines, officers have a period of five years commencing in 1997 (or from their date of employment, whichever is later) in which to achieve ownership of Common Stock in accordance with the Guideline amounts. Since the Guidelines were established, significant progress has been made by the officers in achieving the Guideline amounts and increasing stock ownership by Company officers.

     Compensation Committee Procedures. The Compensation Committee administers the Company's executive compensation program. Generally, the Compensation Committee will meet at the beginning of each year, after the audited financial statements become available, to determine Company performance targets for the upcoming year, individual performance objectives for executive officers for the upcoming year, and performance incentive bonuses for the preceding year. Base salaries and awards under the Stock Plans are typically evaluated and determined at a mid-year meeting of the Compensation Committee. The Compensation Committee also meets during the year to evaluate the peer group of REITs selected for purposes of comparison in considering compensation matters, to consider new data on other companies available from sources such as proxy statements, and to review individual executive officer performance against objectives. The Compensation Committee reports to the entire Board of Directors with respect to executive compensation matters and makes recommendations for approval by the full Board.


     Compensation of the Chief Executive Officer. Prior to Mr. Holman's appointment as Chief Executive Officer in September 1998, he served in the capacity as Chairman and received a salary for the period January 1 - June 30, 1998 and retainer payments for the period July 1 - August 31, 1998. Upon his appointment as Chairman and Chief Executive Officer, Mr. Holman's compensation package was revised to consist of an annual retainer for his services as Chairman and an annual base salary for his services as Chief Executive Officer. The Compensation Committee reviews the overall compensation of the Chief Executive Officer on an annual basis. In evaluating the Chief Executive Officer's compensation, the Compensation Committee considers the general performance criteria used in the determination of performance incentive bonuses (described above), including quantitative measures of enhanced stockholder value, such as per share growth in FFO and total annual and cumulative stockholder return, and other specific performance objectives relating to acquisitions, asset management, finance and overall management and strategic matters, together with the Chief Executive Officer's individual contributions to the Company's performance.



     Section 162(m). The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility on the Company's tax return of compensation over $1,000,000 to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to
Section 162(m) is to establish and implement an overall compensation program that determines compensation, including salary, incentive bonus and equity awards, based on factors related to the performance of the Company and the individual, and which is reasonable relative to other comparable REITs. The Committee intends to make every reasonable effort to ensure that compensation paid to the Company's executive officers is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. The Company did not pay any compensation during 1998 that is not deductible on the Company's tax return by virtue of Section 162(m) of the Code.


                                          Submitted by the Compensation
                                          Committee:

                                          Stephen B. Oresman (Chairman)
                                          Robert S. Morris

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Compensation Committee in 1998 consisted of Messrs. Morris and Oresman, neither of whom has served as an officer of the Company.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information as to the beneficial ownership of the Company's Common Stock by (a) persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock, based on filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) all of the Directors and executive officers of the Company as of the Record Date, based on the representations of such individuals.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                        NUMBER OF SHARES    PERCENT
              NAME AND BUSINESS ADDRESS                 OF COMMON STOCK       OF
                 OF BENEFICIAL OWNER                   BENEFICIALLY OWNED    CLASS
              -------------------------                ------------------   -------
Cohen & Steers Capital Management, Inc. .............      1,520,100         6.11%
  757 Third Avenue
  New York, NY 10017
Massachusetts Financial Services Company.............      1,258,496          5.1%
  500 Boylston Street
  Boston, MA 02116
Salomon Smith Barney Holdings Inc.(1)................      1,389,670          5.6%
Citigroup Inc.(1)
  388 Greenwich Street
  New York, NY 10013

---------------
(1) According to information reported on Schedule 13G dated January 25, 1999, Citigroup Inc. is the sole stockholder of Salomon Smith Barney Holdings, Inc. ("SSB Holdings"). SSB Holdings and Citigroup Inc. have reported that they have shared voting power and shared dispositive power with respect to 1,389,670 shares of Common Stock. Each entity disclaims beneficial ownership of the shares set forth above.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


                                                    NUMBER OF SHARES      PERCENT
                                                    OF COMMON STOCK         OF
                                                   BENEFICIALLY OWNED      CLASS
            NAME OF BENEFICIAL OWNER                   (3/31/99)         (3/31/99)
            ------------------------               ------------------    ---------
Willis Andersen, Jr., Director...................        34,432(1)            *
Robert W. Holman, Jr., Chairman and Chief
  Executive Officer..............................       422,223(2)          1.7%
John G. McDonald, Director.......................        36,000(3)            *
Stephen B. Oresman, Director.....................        29,300(3)            *
George R. Puskar, Director.......................         9,000(4)            *
A. William Stein, President and Chief Operating
  Officer........................................        80,814(5)            *
Jo Ann Chitty, Senior Vice President, Asset
  Management.....................................        48,293(6)            *
Elisa F. DiTommaso, Senior Vice President,
  Finance and Chief Financial Officer............        13,351(7)            *
James H. Ida, Senior Vice President,
  Acquisitions...................................         5,850(8)            *
All Directors and executive officers as a group
  (9 persons)....................................       679,273             2.7%


---------------
 *  Less than one percent

(1) Includes 500 shares held by the Madeleine M. Andersen Trust, of which Mr. Andersen is a trustee, and options to purchase up to 22,000 shares of Common Stock which are currently exercisable.


(2) Includes 217,723 shares beneficially owned by Mr. Holman which are held by Abacus LP, an Oregon limited partnership owned by Mr. Holman and Molly Holman, his wife, 7,000 shares owned by Mrs. Holman, and options to purchase up to 197,500 shares of Common Stock which are currently exercisable.


(3) Includes options to purchase up to 28,000 shares of Common Stock which are currently exercisable.

(4) Includes 1,000 shares held by Marleen Puskar, Mr. Puskar's wife, and options to purchase up to 4,000 shares of Common Stock which are currently exercisable.

(5) Includes options to purchase 43,976 shares of Common Stock which are currently exercisable.

(6) Includes options to purchase 43,625 shares of Common Stock which are currently exercisable.

(7) Includes options to purchase 8,500 shares of Common Stock which are currently exercisable.

(8) Includes options to purchase 2,500 shares of Common Stock which are currently exercisable.

AGREEMENTS WITH EXECUTIVE OFFICERS


     The Company has entered into agreements with Mr. Stein, Mr. Ida, Ms. Chitty and Ms. DiTommaso which entitle such executive officers to certain payments and other benefits in the event the officer's employment is terminated following a change in control of the Company. These agreements generally provide that, in the event of termination following a change in control, the officer would receive the following: (a) An amount equal to the greater of (i) the officer's annual base salary plus the largest bonus paid to the officer over the previous five years, or (ii) his or her greatest amount of annual compensation (salary and bonus) over the previous five years, multiplied by two (in the case of Mr. Stein) or by one (in the case of Mr. Ida, Ms. Chitty and Ms. DiTommaso); (b) a prorated amount of unpaid incentive bonus for the year in which termination occurs; (c) continuation of employee group benefits coverage for a period equal to two years (in the case of Mr. Stein) or one year (in the case of Mr. Ida, Ms. Chitty and Ms. DiTommaso); (d) at the officer's election, accelerated payment of outstanding DER awards, at the Company's then-current dividend rate; (e) immediate vesting of outstanding stock options and DER awards; (f) an amount equal to the Company's maximum contributions under the 401(k) Plan for a period equal to two years (in the case of Mr. Stein) and one year (in the case of Mr. Ida, Ms. Chitty and Ms. DiTommaso); and (g) an amount equal to the contributions previously made by the Company to the individual's account under the 401(k) Plan which are forfeited due to termination of employment. The agreements also provide that the Company shall pay the covered executives "grossing-up" amounts equal to the amount of excise taxes (if any) payable by the executives, including income or other taxes with respect to such grossing-up amount.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's outstanding equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, executive officers and greater than 10% stockholders are required by applicable SEC regulations to furnish the Company with copies of all reports filed by such persons pursuant to
Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. To the Company's knowledge, based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its Directors, executive officers and greater than 10% stockholders were satisfied.

                                  PROPOSAL II

        PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
                         THE AUTHORIZED PREFERRED STOCK

     At its meeting held on February 24, 1999, the Board of Directors unanimously approved a proposed amendment to the Company's Articles of Incorporation which, if approved by the stockholders, would increase the authorized preferred stock of the Company. The text of this proposed amendment to the Articles of Incorporation is set forth in Exhibit A, which is incorporated herein. The Board of Directors believes the proposed amendment is in the best interests of the Company and its stockholders and, for the reasons described below, the Board of Directors recommends that the stockholders approve this proposed amendment.


     The proposed amendment would amend Article VII to increase the authorized preferred stock of the Company from 10,000,000 shares to 15,000,000 shares. As of March 15, 1999, there are 40,000,000 authorized shares of Common Stock, with 24,872,429 shares issued and outstanding; 10,000,000 shares of Preferred Stock authorized, with 7,300,000 shares issued and outstanding; and 25,000,000 authorized shares of Excess Stock, none of which is issued and outstanding.



     The Company presently has 7,300,000 shares of preferred stock outstanding, with 2,700,000 shares available for issuance. If the proposed amendment is approved by stockholders, the Company will have capacity to issue a total of 7,700,000 additional shares of preferred stock. The Board of Directors believes that the proposed increase in the authorized preferred stock of the Company at this time will add flexibility to the Company's financing programs. The Board believes it is advisable to authorize additional shares of preferred stock to have them available for, among other things, possible issuance in connection with public or private offerings of shares for cash, financings, potential acquisitions of properties, potential business combinations, stock dividends, stock splits, employee benefit plans and other general corporate purposes. The Company has no present commitments, arrangements or plans which would require the issuance of such additional shares in connection with an equity offering, merger or acquisition.



     The terms of the shares of preferred stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters, will be determined by the Board of Directors.


     No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares of preferred stock unless required for a particular transaction under applicable law or regulation or by the rules of any stock exchange on which the Company's capital stock may then be listed. The Company's Common Stock and Preferred Stock are currently listed on the NYSE.

     The Company does not intend to issue any shares of preferred stock proposed to be authorized by this amendment for any anti-takeover purpose.

     The affirmative vote of two-thirds (66 2/3%) of the outstanding shares of Common Stock is required for the approval of this proposed amendment to the Articles of Incorporation of the Company. If the proposed amendment is approved by stockholders, it will become effective on the date Articles of Amendment are filed with the Department of Assessments and Taxation of the State of Maryland, the Company's state of incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                                  PROPOSAL III

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of PricewaterhouseCoopers LLP (which is the successor to the predecessor firms of Price Waterhouse LLP and Coopers & Lybrand LLP) has served as the Company's independent auditors since the Company's formation in March 1993. On February 24, 1999, the Board of Directors voted to appoint PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. The Board of Directors recommends that this selection be ratified by the stockholders. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                                 OTHER MATTERS

SOLICITATION OF PROXIES


     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone, telegram or electronic transmission without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.



     The Company has also retained Innisfree M&A Incorporated to assist it in the solicitation of proxies, for a fee of approximately $12,500, plus reimbursement of expenses.


STOCKHOLDER PROPOSALS

     A stockholder proposal intended to be presented at the 2000 annual meeting of stockholders must be received by the Company by December 1, 1999 if the stockholder making the proposal desires that such proposal be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: TriNet Corporate Realty Trust, Inc., One Embarcadero Center, 33rd Floor, San Francisco, California 94111, Attention: Secretary.

     The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted for inclusion in the Company's proxy statement, considered at an annual meeting must fulfill certain requirements, including providing written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders. In order to be timely for next year's annual meeting, such notice must be delivered between November 26, 1999 and March 17, 2000. If timely notice of a stockholder proposal is not given or if the other requirements are not satisfied, the proposal may not be brought before the annual meeting. If timely notice is given and the other requirements are satisfied, the ability of the Board of Directors to exercise discretionary voting authority with respect to such proposal is subject to SEC rules governing the exercise of such authority. Any such proposal is subject to SEC rules governing the exercise of such authority. Any such proposal should be mailed to:
TriNet Corporate Realty Trust, Inc., One Embarcadero Center, 33rd Floor, San Francisco, California 94111, Attention: Secretary.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

INCORPORATION BY REFERENCE

     The Company incorporates by reference the financial and other information required under Item 13(a) of Schedule 14A included in its annual report on Form 10-K.

                     YOUR VOTE IS IMPORTANT TO THE COMPANY,
                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
          PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD.

                                                                       EXHIBIT A

                      TRINET CORPORATE REALTY TRUST, INC.

                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: The charter of TriNet Corporate Realty Trust, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Section
7.1 in its entirety and substituting in lieu thereof a new Section 7.1 as set forth below:

          "7.1 Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue (the "Stock") is eighty million (80,000,000) shares, consisting of (i) fifteen million (15,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock");
     (ii) forty million (40,000,000) shares of common stock, par value $.01 per share ("Common Stock"); and (iii) twenty-five million (25,000,000) shares of excess stock, par value $.01 per share ("Excess Stock"). The aggregate par value of all the shares of all classes of stock is $800,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph."

     SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to these amendments was 75,000,000 shares, consisting of (i) 10,000,000 shares of preferred stock, $0.01 par value per share, (ii) 40,000,000 shares of common stock, $0.01 par value per share, and
(iii) 25,000,000 shares of excess stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $750,000.

     THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments of the charter is 80,000,000 shares, consisting of (i) 15,000,000 shares of preferred stock, $0.01 par value per share, (ii) 40,000,000 shares of common stock, $0.01 par value per share, and (iii) 25,000,000 shares of excess stock, $0.01 par value per share. The aggregate par value of all the shares of stock having par value is $800,000.

     FOURTH: The information required by Section 2-607 (b) of the Maryland General Corporation Law is not changed by these Articles of Amendment.

     FIFTH: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     SIXTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary
on this      day of             , 1999.

ATTEST:                                            TRINET CORPORATE REALTY TRUST, INC.

--------------------------------------------       By:
Secretary                                          --------------------------------------------
                                                       President

PROXY                                                               PROXY

                      TRINET CORPORATE REALTY TRUST, INC.
      ONE EMBARCADERO CENTER, 33rd FLOOR, SAN FRANCISCO, CALIFORNIA 94111

                             PROXY FOR COMMON STOCK

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned appoints Robert W. Holman, Jr., A. William Stein and Geoffrey M. Dugan, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of TriNet Corporate Realty Trust, Inc., to be held at One Embarcadero Center, 33rd Floor, San Francisco, California, on Wednesday, May 26, 1999 at 9:00 a.m. and at any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting for any adjournments thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1999 Annual Report to Stockholders.

                 (Continued and to be signed on reverse side.)

                             -FOLD AND DETACH HERE-

                      TRINET CORPORATE REALTY TRUST, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                            For    Withheld    For All
                            All    All         Except nominee(s) written below

1. Election of Directors:   [ ]    [ ]         [ ]

Nominees:  George R. Puskar (Class I)
           Willis Andersen, Jr. (Class III),
           Stephen B. Oresman (Class III)

-------------------------------------------------------------------------------

To elect one Class I Director to hold office until the 2000 Annual Meeting of Stockholders, and two Class III Directors to hold office until the 2002 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified.

2. To approve the proposed amendment to the TriNet Corporate Realty Trust, Inc. Articles of Incorporation to increase the authorized preferred stock:

                   FOR      AGAINST   ABSTAIN
                   [ ]        [ ]       [ ]

3. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999:

                   FOR      AGAINST   ABSTAIN
                   [ ]        [ ]       [ ]

4. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting of any adjournments thereof.

                   FOR      AGAINST   ABSTAIN
                   [ ]        [ ]       [ ]


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

SIGNATURE(S) ________________________________

SIGNATURE(S) ________________________________

DATE __________________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO ITEMS 1, 2, AND 3, THE UNDERSIGNED'S VOTES WILL BE CAST IN FAVOR OF SUCH MATTERS. PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.